Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

Jeff Andreson	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

INTEVAC ANNOUNCES FIRST QUARTER 2014 FINANCIAL RESULTS

Santa Clara, Calif.—April 28, 2014—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the first quarter ended March 29, 2014.

“During the first quarter, we continued to improve our cost structure by implementing additional operating cost reductions as well as initiating plans to improve our cost variability in the future,” commented Wendell Blonigan, president and chief executive officer of Intevac. “We remain on track to reduce our cash burn in 2014 by 50% from the 2013 level, or approximately $5 million, not including cash utilized for stock repurchases under our $30 million repurchase plan.

“In our equipment business, we are gaining traction leveraging our technical capabilities and products in thin film deposition into adjacent vacuum coating applications. We received our first order for an anti-scratch coating for the touch screen mobile cover glass market. Finally, we continue to see a strong growth path for our Photonics business, driven by the current ramp in our Apache Camera program, strong backlog, and multiple programs in the pipeline.”

($ Millions, except per share amounts)	Q1 2014		Q1 2013
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$17.0	$17.0	$13.0	$13.0
Operating Loss	$(4.7)	$(4.4)	$(9.0)	$(8.2)
Net Loss	$(4.5)	$(4.3)	$(8.3)	$(7.5)
Net Loss per Share	$(0.19)	$(0.18)	$(0.35)	$(0.32)

First Quarter 2014 Summary

The net loss was $4.5 million, or $0.19 per diluted share, compared to a net loss of $8.3 million, or $0.35 per diluted share in the first quarter of 2013. The non-GAAP net loss, which excludes a $0.2 million restructuring charge and a $0.1 million charge for the change in fair value of acquisition-related contingent consideration, was $4.3 million or $0.18 per share. This compares to the first quarter 2013 non-GAAP net loss of $7.5 million or $0.32 per share, which included a $0.5 million restructuring charge, a $0.2 million divestiture loss and a $0.1 million charge for the change in fair value of acquisition-related contingent consideration.

Revenues were $17.0 million, including $9.0 million of Equipment revenues and Photonics revenues of $8.0 million. Equipment revenues consisted of one 200 Lean® system, upgrades, spares and service. Photonics revenues consisted of $3.7 million of research and development contracts and $4.3 million of product sales comprising 54% of Photonics revenues. In the first quarter of 2013, revenues were $13.0 million, including $5.4 million of Equipment revenues and Photonics revenues of $7.6 million, which included $3.5 million of product sales comprising 46% of Photonics revenues.

Equipment gross margin was 22.2%, flat compared to the first quarter of 2013, and lower compared to 38.1% in the fourth quarter of 2013. The decrease from the fourth quarter was primarily due to the lower level of equipment upgrades and the impact of the lower revenue levels on factory overhead absorption. Photonics gross margin was 35.2%, compared to 30.4% in the first quarter of 2013 and 36.8% in the fourth quarter of 2013. The improvement from the first quarter of 2013 was primarily due to higher margins on our technology development programs. Consolidated gross margin was 28.3%, compared to 27.1% in the first quarter of 2013 and 37.6% in the fourth quarter of 2013.

R&D and SG&A expenses were $9.5 million, which includes approximately $0.2 million in severance costs related to our cost reduction plan, and were down from $10.3 million in the prior quarter and $12.2 million in the first quarter of 2013. The operating loss of $4.7 million included the $0.2 million restructuring charge as well as a $0.1 million charge for the change in fair value of acquisition-related contingent consideration. The operating loss of $9.0 million for the first quarter of 2013 included a $0.5 million restructuring charge, a $0.2 million divestiture loss and a $0.1 million charge for the change in fair value of acquisition-related contingent consideration.

Order backlog totaled $51.9 million on March 29, 2014, compared to $59.9 million on December 31, 2013 and $35.1 million on March 30, 2013. Backlog at quarter end included one Solar system, one PVD touch screen glass coating system and no 200 Lean systems, compared to one Solar system and one 200 Lean system on December 31, 2013 and one ENERGi™ Solar system and no 200 Lean systems on March 30, 2013.

The company ended the quarter with $75.0 million of cash and investments and $120.8 million in tangible book value. The company repurchased $1.1 million in stock during the first quarter as part of the $30 million stock repurchase program announced in November 2013.

Use of Non-GAAP Financial Measures

Intevac’s non-GAAP results exclude the impact of the following, where applicable: (1) changes in fair value of contingent consideration liabilities associated with business combinations; (2) restructuring charges; and (3) gains or losses on sales of product lines and technology assets. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release.

Management uses non-GAAP results to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Intevac believes these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Conference Call Information

The company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PDT (4:30 p.m. EDT). To participate in the teleconference, please call toll-free (877) 334-0811 prior to the start time. For international callers, the dial-in number is (408) 427-3734. You may also listen live via the Internet at the company’s website, www.intevac.com, under the Investors link, or at www.earnings.com. For those unable to attend, these web sites will host an archive of the call. Additionally, a telephone replay of the call will be available for 48 hours beginning today at 7:30 p.m. EDT. You may access the replay by calling (855) 859-2056 or, for international callers, (404) 537-3406, and providing Replay Passcode 26313306.

About Intevac

Intevac was founded in 1991 and has two businesses: Equipment and Photonics.

In our Equipment business, we are a leader in the design and development of high-productivity, thin film processing systems. Our production-proven platforms are designed for high-volume manufacturing of substrates with precise thin film properties.

Intevac is the market and technology leader in the hard drive industry, with our systems processing approximately 60% of all magnetic disk media produced worldwide. Our high-performance, high-throughput technology solutions continue to expand into additional markets – including solar and adjacent thin film deposition applications.

In our Photonics business, we are a recognized leading developer of advanced high-sensitivity digital sensors, cameras and systems that primarily serve the defense industry. We are the sole-source provider of integrated digital imaging systems for most U.S. military night vision programs.

For more information call 408-986-9888, or visit the company’s website at www.intevac.com.

200 Lean® is a registered trademark and ENERGi™ is a trademark of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: expected delivery of both systems and cameras for the Apache program, and ability to leverage technology into new markets, and implementing future cost variability programs and lowering our cash burn. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the company’s expectations. These risks include, but are not limited to: a change in the delivery rate of the cameras for the Apache program, failure to ship these cameras, delay in shipping deposition systems each of which could have a material impact on our business, our financial results, and the company’s stock price. These risks and other factors are detailed in the company’s periodic filings with the U.S. Securities and Exchange Commission.

INTEVAC, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three months ended
	March 29, 2014	March 30, 2013
Net revenues
Equipment	$9,047	$5,368
Photonics	7,968	7,614

Total net revenues	17,015	12,982
Gross profit	4,810	3,514
Gross margin
Equipment	22.2%	22.4%
Photonics	35.2%	30.4%

Consolidated	28.3%	27.1%
Operating expenses
Research and development	4,273	6,358
Selling, general and administrative	5,210	5,860
Acquisition-related[1]	51	111

Total operating expenses	9,534	12,329
Loss on divestiture	—	(208)

Total operating loss	(4,724)	(9,023)
Operating income ( loss)
Equipment[1]	(4,141)	(7,341)
Photonics	908	(192)
Corporate[2]	(1,491)	(1,490)

Total operating loss	(4,724)	(9,023)
Interest and other income	73	80

Loss before income taxes	(4,651)	(8,943)
Benefit for income taxes	130	679

Net loss	$(4,521)	$(8,264)

Loss per share
Basic and Diluted	$(0.19)	$(0.35)
Weighted average common shares outstanding
Basic and Diluted	23,858	23,663

[1]	Q114 includes $51,000 and Q113 includes $111,000 of charges associated with the change in fair value of acquisition-related contingent consideration.
[2]	Q113 includes the loss on sale of the Raman spectroscopy product line of $208,000.

INTEVAC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	March 29, 2014	December 31, 2013
	(Unaudited)	(see Note)
ASSETS
Current assets
Cash, cash equivalents and short-term investments	$67,374	$69,096
Accounts receivable, net	15,254	15,037
Inventories	20,744	22,762
Prepaid expenses and other current assets	1,391	1,237

Total current assets	104,763	108,132
Long-term investments	7,659	12,318
Property, plant and equipment, net	13,389	12,945
Deferred income tax assets	9,665	9,502
Intangible assets, net	4,668	4,902
Other long-term assets	416	477

Total assets	$140,560	$148,276

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,082	$4,011
Accrued payroll and related liabilities	3,622	5,034
Deferred income tax liabilities	939	939
Other accrued liabilities	2,615	3,263
Customer advances	1,955	3,743

Total current liabilities	13,213	16,990
Other long-term liabilities	1,847	1,715
Stockholders’ equity
Common stock ($0.001 par value)	24	24
Additional paid in capital	157,885	156,359
Treasury stock, at cost	(2,738)	(1,688)
Accumulated other comprehensive income	699	725
Accumulated deficit	(30,370)	(25,849)

Total stockholders’ equity	125,500	129,571

Total liabilities and stockholders’ equity	$140,560	$148,276

Note: Amounts as of December 31, 2013 are derived from the December 31, 2013 audited consolidated financial statements.

INTEVAC, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three months ended
	March 29, 2014	March 30, 2013
Non-GAAP Loss from Operations
Reported operating loss (GAAP basis)	$(4,724)	$(9,023)
Restructuring charges[1]	227	502
Loss on sale of Raman spectroscopy product line[2]	—	208
Change in fair value of contingent consideration obligations[3]	51	111

Non-GAAP Operating Loss	$(4,446)	$(8,202)
Non-GAAP Net Loss
Reported net loss (GAAP basis)	$(4,521)	$(8,264)
Restructuring charges[1]	227	502
Loss on sale of Raman spectroscopy product line[2]	—	208
Change in fair value of contingent consideration obligations[3]	51	111
Income tax effect of non-GAAP adjustments[4]	(8)	(22)

Non-GAAP Net Loss	$(4,251)	$(7,465)
Non-GAAP Loss Per Diluted Share
Reported loss per diluted share (GAAP basis)	$(0.19)	$(0.35)
Restructuring charges[1]	0.01	0.02
Loss on sale of Raman spectroscopy product line[2]	—	0.01
Change in fair value of contingent consideration obligations[3]	—	—

Non-GAAP Loss Per Diluted Share	$(0.18)	$(0.32)
Weighted average number of diluted shares	23,858	23,663

[1]	Results for all periods presented include severance and other employee-related costs related to various restructuring programs.
[2]	The quarter ended March 30, 2013 includes the loss on sale of the Raman spectroscopy product line of $208,000. On March 29, 2013, the Company sold certain assets including tangible and intangible assets and divested of certain liabilities which comprised its Raman spectroscopy product line for proceeds of not to exceed $1.5 million of which $500,000 was paid in cash upon closing and up to $1.0 million is in the form of an earnout. Intevac did not recognize the earnout payments upon closing given the uncertainties associated with the achievement of the earnout.
[3]	Results for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.
[4]	The amount represents the estimated income tax effect of the non-GAAP adjustments. The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.